Exhibit 99.1

BIOLASE Clarifies Status of Stock Offering

SAN CLEMENTE, Calif., Aug 7, 2003 /PRNewswire-FirstCall via COMTEX/ — BIOLASE Technology, Inc. (Nasdaq: BLTI), announced today that it and its independent accountants have decided to seek guidance from the SEC regarding the accounting affect of certain language in the Company’s purchase order forms. The language on the forms may impact when title to goods passes and the timing of revenue recognition. BIOLASE has consistently over the years recognized revenue upon receipt of purchase orders from its customers, shipment of its products and the satisfaction of other conditions contained in its revenue recognition policy as described in its SEC filings. Under a recent review of the Company’s standard purchase orders, a technical question has arisen as to whether revenue should be recognized upon shipment or upon receipt of payment.

In the event that the language in the purchase order forms causes a change in revenue recognition, the Company may have to defer certain revenue recognized in prior periods. Since the Company is experiencing a period of rapid growth, revenue and earnings for prior periods would likely be reduced from previously reported amounts and recognized in the subsequent quarters. The change would not eliminate revenue or affect reported operating cash flow, but would change how reported revenue and earnings are divided among reporting periods. The Company has modified the language in question on its purchase order forms to eliminate the technical uncertainty surrounding the transfer of title and the ability of the Company to recognize revenue upon shipment. Therefore, the Company expects that, if a change in revenue recognition were required, it would result in a reduction in revenue for prior periods, one time positive impact on the third quarter 2003 revenue and earnings and no impact on revenue and earnings expected for the fourth quarter and beyond.

Jeffrey W. Jones, BIOLASE President and CEO, stated, “The Company remains focused on its business. We intend to proceed with our public offering when this matter is resolved and our registration process with the SEC is complete. Our cash flow and other economic fundamentals of BIOLASE are not affected by any of these interpretive issues.”

About BIOLASE

BIOLASE Technology, Inc. ( http://www.biolase.com ) is a medical technology company that designs, manufacturers and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase system, is the best selling dental laser system. The Waterlase system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening. In May 2003, the company acquired the American Dental Laser product line, including the Diolase and Pulsemaster systems, which can be used for common soft tissue procedures.

Cautionary Statement

This press release may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry as well as management’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements speak only as of the date hereof and are based upon the information available to us now. Such information is subject to change and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

The important factors which could cause actual results to differ materially from those in the forward-looking statements include, among others, a downturn or leveling off of demand for our products, the loss of a key distributor, the effectiveness of our expense and product cost control efforts, the availability and pricing of competing products and technologies, intellectual property disputes and other factors detailed in BIOLASE’s filings with the Securities and Exchange Commission including its prior filings on Form 10K and Form 10Q.